ROPKA LAW, LLC

C. Richard Ropka, LLM (Tax) †

215 Fries Mill Road

Turnersville, New Jersey 08012

,(856) 374-1744

(1-866) 272-8505 (Fax)

†  Admitted to practice in US Supreme Court

US District Court & US Tax Court

December 16, 2022

Archer Investment Series Trust

Trustees of the Archer Investment Series Trust

c/o Archer Investment Corporation

9000 Keystone Crossing, Suite 630

Indianapolis, IN 46240

Re:

Opinion of Counsel Relating to the Amended Registration Statement Filed on Form N-1A under the Securities Act of 1933

Archer Investment Series Trust, File Nos. 333-163981 and 811-22356 (“Registrant”)

Gentlemen:

We hereby give you our consent to incorporate by reference into the Registrant’s Post-Effective Amendment No. 37 to the Registration Statement (the “Amendment”),  the Legal Opinion issued by our firm for the benefit of the Registrant and each of its separate series as previously filed with Post-Effective Amendment No. 18 and as amended and filed with Post-Effective Amendment No. 36.  We also consent to all references to us in the Registrant’s Post-Effective Amendment No. 37.

Very truly yours,

Ropka Law, LLC

By:   /s/ C. Richard Ropka, Esq.

C. Richard Ropka, Esq.